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                                                                   EXHIBIT 10.24


                               Cootes Drive LLC
                      c/o Citco Trustees (Cayman) Limited
                               Commercial Centre
                              P.O. Box 31106 SMB
                                 Grand Cayman
                                Cayman Islands
                              British West Indies


                                                                December 5, 2000


Internet Law Library, Inc.
4301 Windfern Road, Suite 2000
Houston, Texas, 77041
Attn: Hunter M.A. Carr

                 Re: Internet Law Library, Inc (the "Company")
                 ---------------------------------------------

Ladies and Gentlemen,

     No later than January 14, 2001, the Company shall issue to Cootes Drive LLC ("Cootes"): (i) a promissory note in the aggregate principal amount of five hundred thousand dollars ($500,000) in the form attached hereto as Exhibit A
                                                                   ---------
(the "Note") and (ii) a five year common stock purchase warrant in the form attached hereto as Exhibit B, to purchase 41,650 shares of the Company's common
                   ---------
stock for an exercise price equal to the average of the closing bid prices of the Company's common stock for the five trading days preceding the issuance date of the Note (the "Warrant"), and Cootes shall loan the Company the aggregate principal amount of $500,000 which shall be evidenced by the Note and shall deliver such $500,000 to the Company via wire transfer. Notwithstanding anything herein to the contrary, Cootes shall not be obligated to loan the Company the aggregate principal amount of $500,000 pursuant to the terms of this letter agreement if: (i) the quotient obtained by dividing: (x) the sum of the daily dollar trading volume (number of shares traded on each applicable trading day multiplied by the closing bid price on each applicable trading day (as reported by Bloomberg L.P.)) of the shares of common stock of the Company for all trading days during the period between the date hereof and the issuance date of the Note by (y) the number of trading days during such period, shall be less than $165,000, (ii) prior to the issuance date of the Note, Cootes and the Company shall fail to amend the Amended and Restated Registration Rights Agreement, dated the date hereof and amended on the date hereof, between Cootes and the Company, to, among other things, include the shares of common stock that Cootes may acquire upon conversion of the Note and exercise of the Warrant, in a manner and form acceptable to Cootes and the Company and (iii) during the period between the date hereof and the issuance date of the Note there shall have occurred any event or series or events which either: (A) reasonably would be expected to have or result in a material adverse effect on the business, operations, properties,
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prospects, or financial condition of the Company and its subsidiaries, taken as a whole, or (B) would prohibit or impair the ability of the Company to enter into or fully and timely perform any of its obligations under the Note.

     This letter agreement shall replace in its entirety that certain letter agreement dated November 20, 2000 between Cootes and the Company.

     This letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

     This letter agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.



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                           SIGNATURE PAGES FOLLOWS]

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     Please indicate your agreement with the foregoing by executing a countersigned copy of this letter agreement and returning the same to our attention, whereupon effective immediately thereafter this letter agreement shall become a legally valid and binding agreement between Cootes and the Company.


                              Sincerely,

                              COOTES DRIVE LLC


                              By: /s/ Illegible
                                 -----------------------------------------
                                 Name:
                                 Title:


Agreed and accepted:

INTERNET LAW LIBRARY, INC.

By: /s/ HUNTER M.A. CARR
   -------------------------------------
   Name: Hunter M.A. Carr
   Title: President

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